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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 2, 2000 on the consolidated financial statements of Level 3 Communications, Inc. as of December 31, 1999 and 1998 and for the year then ended included in Level 3 Communications, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


                                        /s/ Arthur Andersen LLP

Denver, Colorado,
June 8, 2000.